Exhibit 99.1

 NYSE-A: CTGO  BUILDING ALASKA’S   NEXT GOLD MINES   January 2024  Corporate Presentation  Exhibit 99.1

 Alaska considered one of the top 10 jurisdictions in the world for mining investments1  Manh Choh Mine - One of the world’s highest grade open pit gold mines (8 g/t expected average grade)  We believe the following factors significantly de-risk the Manh Choh project:  Agreement in place with Tetlin Alaska Native Tribe  Fully Permitted - All State and Federal permits received   Proven operator for Project - Kinross  Turn-key operation - major contracts in place  Project financing arrangements in place ING/Macquarie Banks - US$70 M Line of Credit  Fully funded to production  Currently mining and stockpiling ore at the Manh Choh mine site and transporting to the Fort Knox Mill stockpile  Production expected Q2 2024  Strong cash flow per share (CFPS) expected to start in 2024   Exploration upside  1. See Fraser Institute’s annual survey of mining companies for 2021   Investment Highlights  2

 Lucky Shot Mine – Initial Resource  100% owned  Exploring historic high-grade gold mine  Permitted for mining  106,000 Oz Indicated Resource grading 14.5 g/t Au  Reserves/Resources  Exploration Stage  Fort Knox Mill  Developing Alaska’s Next Gold Mines  3  Manh Choh Mine – Mining and Stockpiling Ore Underway  Partnership with Kinross (70%) and Contango (30%)  Using existing Fort Knox milling facilities owned by Kinross  Reduced execution risk  Partnership with the Alaska Native Tetlin Tribe (Royalty)  Alaska’s Golden Triangle

 Institutional  Retail / Others  Directors & Officers (Insiders)  TRADING - NYSE AMERICAN: CTGO1   90-Day Avg. Daily Volume 44,519 shares per day   52-week range US$14.03 - $33.67   Market Cap $150 M  *Russell 3000 Inclusion - June 26, 2023      CAPITAL STRUCTURE2   Issued & Outstanding 9.6 M   Warrants 0.4 M   Options 0.1 M   Fully Diluted 10.1 M      FINANCIAL POSITION2   Cash $16.0 M  Debt (gross) $40.0 M      ANALYST COVERAGE    Cantor Fitzgerald Mike Kozak    Roth Capital Partners Mike Niehuser    Fundamental Research Corp. Nina Rose Coderis   Maxim Group Tate Sullivan   Freedom Capital Dilrukh Sharipov        TOP SHAREHOLDERS   Hexagon Asset Management Alaska Future Fund   Tocqueville Asset Management Insiders   GAMCO Investors   1. Approximate amounts reported as of January 18, 2024  2. Approximate amounts as of September 30, 2023  Capital Structure  4

 Manh Choh Update – Groundbreaking Ceremony   Mining Operations Initiated   5

 Manh Choh Update – Mining Underway  6

 7  Ahead of Schedule and Still On Budget  7

 Loading and Weighing Manh Choh Ore and then transporting Fort Knox stockpile site – processing to begin in 2024  Ore Stockpiling at Fort Knox Underway  8

 9  9  Completed  Completed  Mill Modifications at Fort Knox  Completed

 Using existing infrastructure at Fort Knox, Peak Gold is planning on a H2 2024 start date  Production estimate of 914,000 GEO over a 4.5-years equating to roughly 225,000 gold equivalent ounces (“GEO”) per annum (30% to Contango Ore = +274,000 GEO or 67,500 GEO/Yr)1  Average processed grades expected to be ~8 g/t Au   Capital Costs    Initial $189 million (including $14M Contingency) for Peak Gold – Contango’s Share: $56.8 million   $26 million Capitalized Strip – Contango: $7.8 million    Total Capital Costs to Contango = $64.6 million based on the Manh Choh SK 1300 Report1   Operating Costs - Contango AISC = $1,116/GEO1     Model Assumptions per Contango Manh Choh SK 1300 Report1  1 See Contango’s SK1300 Manh Choh Technical Report Press Release dated May 26, 2023; Initial capex reflects the Kinross feasibility study reported in “Q2 Corporate Update ” Press Release and Corporate Presentation dated July 26 and 27, 2022; The optimization for the mineral reserve estimate assumed a $1,300 per ounce gold price; the $189 million estimate reflects remaining funds to be expended between 2022 and 2024; there will be additional capital required at Fort Knox to accommodate Manh Choh ore; and is a Toll Milling charge to the Peak Gold JV; "All-in sustaining cost (AISC) per equivalent ounce sold“ is a non-GAAP ratio. “GEO” refers to Gold Equivalent Ounces. See: https://www.contangoore.com/press-release/contango-ore-announces-completion-of-s-k-1300-technical-report-summary-for-its-manh-choh-project-in-Alaska. The information contained in, or otherwise accessible through, the links are not part of, and are not incorporated by reference into this investor presentation. he The  Manh Choh Gold Project: Anticipated Economics  10

11

# Timeline to Production

Contango forecast suggest first production could be in Q2 2024

- Approximately $19 M program in 2021 which included resource in-fill, hydrology, geotechnical, metallurgical engineering; environment and community outreach
- With ~$2 M exploration drilling to potentially expand the mine life

- Approximately $40 M program in 2022
- Kinross Feasibility Study completed and permitting activities are advancing well
- Wetlands Dredge and Fill (404) Permit from USACE
- Other permits issued by State of Alaska

**Production expected to commence in H2 2024**

**DRILLING** → **SCOPING STUDY** → **PERMITTING & FEASIBILITY** → **DETAILED DESIGN PROCUREMENT CONSTRUCTION** → **PRODUCTION**

**Community Engagement**

- Tetlin Tribe indicates their support for the project development plan;
- Continued community engagement

"Early Works" construction decision announced in July 2022
Road construction/mill modification/camp

Mine Site construction decision with receipt of Mine Operating Plan approved in May 2023



Image used with permission from Kinross

CONTANGO ORE

 Illustrative Economics at Select Gold Prices1  At gold spot price ($1,920/Ounce) as of July 10, 2023   $129 M+ of annual revenue  $54 M+ of annual cash flow  1 See Contango’s SK1300 Manh Choh Technical Report Press Release dated May 26, 2023; Initial capex reflects the Kinross feasibility study reported in “Q2 Corporate Update ” Press Release and Corporate Presentation dated July 26 and 27, 2022; The optimization for the mineral reserve estimate assumed a $1,300 per ounce gold price; the $189 million estimate reflects remaining funds to be expended between 2022 and 2024; there will be additional capital required at Fort Knox to accommodate Manh Choh ore; and is a Toll Milling charge to the Peak Gold JV; "All-in sustaining cost (AISC) per equivalent ounce sold“ is a non-GAAP ratio. “GEO” refers to Gold Equivalent Ounces. See: https://www.contangoore.com/press-release/contango-ore-announces-completion-of-s-k-1300-technical-report-summary-for-its-manh-choh-project-in-Alaska. The information contained in, or otherwise accessible through, the link is not part of, and is not incorporated by reference into this investor presentation.  Manh Choh Illustrative Economics  12  Hedged Gold – Forward prices at $2,025  Suzanne LaFrance  Suzanne LaFrance  Suzanne LaFrance

 Main MC  North MC  $4.7 Million Exploration Program Budgeted for 2024  Continued exploration drilling for new resources in Chief Danny area  Further evaluation of 685,000 acre Manh Choh project   Follow-up regional stream sediment sampling anomalies  Trenching  Continued geologic mapping  Follow-up on detailed geophysical survey anomalies (gravity)     Manh Choh Project and Surrounding Targets  13  Suzanne LaFrance

 1 Hart, C.J.R., 2005. Mid-Cretaceous Magmatic Evolution and Intrusion-related Metallogeny of the Tintina Gold Province, Yukon and Alaska. Unpublished PhD thesis, University of Western Australia, 198 p.  1  Early-Stage Exploration Projects   (100% owned)  Eagle-Hona  Triple Z  Shamrock  Current focus on    Lucky Shot mine   Tintina Gold Belt1: >100 Million Ounce Gold Endowment  14

 Coleman Adit  Lucky Shot “500” Adit  War Baby Adit  Looking NNE  Enserch Tunnel  Lucky Shot Vein     15.6 g/t Au = ½ Oz/ton Au1    +1 mile (1.6 km) strike length   and open along strike and down dip  See https://www.contangoore.com/press-release/contango-ore-issues-initial-s-k-1300-resource-technical-report-summary-for-the-lucky-shot-project-alaska-indicated-grades-average-15-g-t  Lucky Shot Vein: Overview  15

# Lucky Shot Vein: Oblique View – Looking West

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**Coleman Segment of Lucky Shot Vein**

| Classification | Tonnes | Au Grade (g/t) | Au Ounces |
|---|---|---|---|
| Measured | - | - | - |
| Indicated | 190,092 | 15.6 | 95,036 |
| TOTAL | 190,092 | 15.6 | 95,036 |
| Inferred | 74,265 | 9.9 | 23,642 |

**Lucky Shot Segment of Lucky Shot Vein**

| Classification | Tonnes | Au Grade (g/t) | Au Ounces |
|---|---|---|---|
| Measured | - | - | - |
| Indicated | 36,871 | 8.9 | 10,584 |
| TOTAL | 36,871 | 8.9 | 10,584 |
| Inferred | 7,793 | 5.9 | 1,468 |

**Combined Segments of Lucky Shot Vein**

| Classification | Tonnes | Au Grade (g/t) | Au Ounces |
|---|---|---|---|
| Measured | - | - | - |
| Indicated | 226,963 | 14.5 | 105,620 |
| TOTAL | 226,963 | 14.5 | 105,620 |
| Inferred | 82,058 | 9.5 | 25,110 |

**Coleman and Lucky Shot Resources Tables**[1] Please see S-K 1300 Technical Report Summary on the Lucky Shot Project Alaska, USA

Link: https://www.contangoore.com/investors/overview



Coleman
Lucky Shot
Plan to drill 12 to 15 holes totaling ~3,000 meters in this area from surface to expand Coleman Segment of Lucky Shot Vein
War Baby
Murphy
Plunge +18
Azimuth 245
0
250
500
750

Note 1: Measured, Indicated and Inferred mineral resource classification are assigned according to CIM Definition Standards. Mineral resources, which are not mineral reserves, do not demonstrate economic viability and there is no guarantee that mineral resources will be converted to mineral reserves. This mineral resource estimate was prepared by Sims Resources LLC based on data and information available and has an effective date of May 26, 2023. The Measured, Indicated and Inferred mineral resources are reported using the following parameters: undiluted gold grades; long term gold price of $US1,600 per ounce; reported as contained within a 3.0 g/t Gold underground shapes and applying a 3.0 meter minimum width at a 4.3 g/t gold cutoff grade ("COG").

 Coleman Segment of Lucky Shot Vein: Infill and Expand Resource   Large multi-drill hole pad established  Drill on Deck and drilling away end of August

 ?  Coleman Segment of Lucky Shot Vein: Infill and Expand Resource   18  Objectives:  Upgrade 100,000 Oz Indicated Resource to Measured category  Increase M&I resource to 150,000 Oz  Evaluate mine optimization from Enserch Tunnel  Assess continued exploration opportunities   Classification  Tonnes    Au Grade (g/t)  Au Ounces      Measured  -  -  -  Indicated  190,092  15.6  95,036  TOTAL  190,092  15.6  95,036  Inferred  74,265  9.9  23,642  Currently:  Coleman Segment of Lucky Shot Vein  ?

 Oblique View of Lucky Shot Segment – Looking NE  Lucky Shot Vein: Exploration Open Along Strike and Down Dip  19  Classification  Tonnes    Au Grade  Au Ounces   (g/t)  Measured  -  -  -  Indicated  36,871  8.9  10,584  TOTAL  36,871  8.9  10,584  Inferred  7,793  5.9  1,468  Lucky Shot Segment of Lucky Shot Vein

 Planned In-Fill Drill Program for 15-20 Meter spacing  Looking Southwest  Lucky Shot Vein: 300,000 to 400,000 oz Potential   20  Hangingwall Drilling Objective: Define 100,000 to 150,000 oz Indicated Resource   Exploration Drill Program Objectives  Coleman Drilling – 120,000 to 150,000 oz (M&I)  Footwall Drilling - 100,000 to 150,000 oz (M&I)  Total: ~250,000 to 300,000 oz

 Corporate Strategy  21  The Lassonde Curve - The Challenge…..and the Opportunity  Time

 Corporate Strategy  The Lassonde Curve - The Challenge..…and the Opportunity  Contango Value  TargetCo   Value  Target Acquisitions to focus on:  Quality Ounces    brings leverage to gold price  Mining friendly jurisdictions   can be permitted  Existing infrastructure  Potential for DSO* and/or to use under-utilized mill capacity  Use our capital as demonstrated at Manh Choh and Lucky Shot    easier to permit    lower capital    reduce orphan period   Grow production and leverage to gold  * DSO – Direct Shipping Ore

23

CONTANGO ORE
GOLD SILVER COPPER

THANK YOU

Corporate Inquires:

info@contangoore.com
+1-907-888-4273
www.contangoore.com

Twitter: @orecontango
LinkedIn: Contango ORE
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Facebook: Contango ORE

NYSE-A: CTGO

This presentation contains forward looking estimates of all-in sustaining cost (“AISC”), resources and EBITDA, which are financial measures not determined in accordance with United States generally accepted accounting principles (“GAAP”).  We cannot provide a reconciliation of estimated AISC, resources and EBITDA to estimated costs of goods sold, assets and net income, which are the GAAP financial measures most directly comparable to such non-GAAP measures, without unreasonable efforts due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate projected AISC, resources and EBITDA.  In addition, the estimates of AISC, resources and EBITDA have been prepared by Kinross and are based on IFRS accounting standards and detailed information that the Company does not have access to at this time. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP cost of goods sold, assets and net income would vary substantially from the amount of projected AISC, resources and EBITDA.  NON-GAAP RECONCILIATION DISCLAIMER  24